Exhibit 99.2

United PanAm Financial Corp. and Subsidiaries

Consolidated Financial Report

September 30, 2021

United PanAm Financial Corp. and Subsidiaries

Consolidated Balance Sheet (Unaudited)
September 30, 2021
(Dollars in thousands, except per share data)

Assets
Cash and cash equivalents	$2,801
Restricted cash (held entirely through consolidated VIEs)	41,267
Total cash, cash equivalents and restricted cash	44,068
Finance receivables, net (including finance receivables of consolidated VIEs
of $424 million)	499,099
Premises and equipment, net	4,331
Interest receivable	8,392
Deferred tax assets	15,576
Cash surrender value of life insurance	1,281
Other assets	6,386
Total assets	$579,133

Liabilities and Stockholder’s Equity
Liabilities
Notes payable of consolidated VIEs	$89,843
Securitization debt of consolidated VIEs	345,351
Junior subordinated debentures	10,310
Accrued expenses and other liabilities	30,241
Total liabilities	475,745

Commitments and Contingencies (Note 11)

Stockholder’s Equity
Common stock, $0.01 par value, 100 shares authorized,
issued, and outstanding	-
Paid-in capital	17,985
Retained earnings	85,403
Total stockholder’s equity	103,388
Total liabilities and stockholder’s equity	$579,133

See Notes to Consolidated Financial Statements.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statement of Operations (Unaudited)
For the Nine Months Ended September 30, 2021
(Dollars in thousands)

Interest income	$120,379

Interest expense:
Notes payable	2,348
Securitization debt	8,852
Senior loan with related parties	89
Junior subordinated debentures	245
Total interest expense	11,534
Net interest income	108,845

Provision for finance receivable losses	32,591
Net interest income after provision for
finance receivable losses	76,254

Noninterest income	3,707

Noninterest expense:
Compensation and benefits	29,334
Occupancy	2,341
Other noninterest expense	10,446
Total noninterest expense	42,121
Income before income tax expense	37,840

Income tax expense	9,649
Net income	$28,191

See Notes to Consolidated Financial Statements.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity (Unaudited)
For the Nine Months Ended September 30, 2021
(Dollars in thousands, except per share data)

	Paid-In	Retained
	Capital	Earnings	Total

Balance, December 31, 2020	$17,985	$57,212	$75,197
Net income	-	28,191	28,191
Exercised 9.12 of stock options	(0)	-	(0)
Balance, September 30, 2021	$17,985	$85,403	$103,388

See Notes to Consolidated Financial Statements.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statement of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2021
(Dollars in thousands)

Cash flows from operating activities
Net income	$28,191
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for finance receivable losses	32,591
Amortization of debt issuance costs	2,123
Depreciation and amortization	1,223
Capitalized internal development costs	(296)
Increase in deferred acquisition costs	(1,126)
Decrease in accrued interest receivable	258
Decrease in other assets	278
Increase in accrued expenses and other liabilities	7,339
Net cash provided by operating activities	70,581

Cash flows from investing activities
Acquisition of finance receivables, net of collections received	(78,964)
Purchase of premises and equipment	(296)
Net cash used by investing activities	(79,260)

Cash flows from financing activities
Net decrease in notes payable	(13,099)
Proceeds from securitization debt	249,340
Principal payments on securitization debt	(219,064)
Payments for debt issuance costs	(2,186)
Principal payments on senior loan	(7,000)
Exercised 9.12 of stock options	(0)
Net cash provided by financing activities	7,991
Net decrease in cash, cash equivalents and restricted cash	(688)

Cash, cash equivalents and restricted cash, January 1, 2021	44,756
Cash, cash equivalents and restricted cash, September 30, 2021	$44,068

Supplemental disclosures of cash flow information
Cash payments made for:
Interest	$9,262

Income taxes paid, net	$9,704

See Notes to Consolidated Financial Statements.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.
Nature of Organization and Summary of Significant Accounting Policies

Nature of organization: United PanAm Financial Corp. and subsidiaries (the Company) was incorporated in California on April 9, 1998. The Company is a wholly owned subsidiary of Unitas Holdings Corp. (Parent Company). The Company’s primary business involves the purchase and collection of automobile installment contracts from new and used car dealers, with an emphasis on the independent, nonfranchise dealer. Retail obligations are secured by liens on vehicle titles. The Company can repossess the vehicle if the borrower fails to meet the obligation of the contract. The Company is currently authorized to operate in 49 states, with its primary markets in Florida, California and Texas.

The Company specializes in receivables from borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers’ finance companies. The finance receivables are secured primarily by used automobiles.

A summary of the Company’s significant accounting policies is as follows:

Basis of accounting and principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, UPFC Trust I and United Auto Credit Corporation (UACC). Additionally, the Company has several variable interest entities (VIEs) for which UACC is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

One of the Company’s subsidiaries, UPFC Trust I, is an unconsolidated statutory business trust, which was formed for the exclusive purpose of issuing and selling trust preferred securities and holding subordinated debentures issued by the Company. In accordance with Accounting Standards Codification (ASC) 810, Consolidation, this trust does not meet the criteria for consolidation. The accompanying consolidated balance sheet include in other assets the investment in the trust of $310 thousand as of September 30, 2021.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to industry practice.

Use of estimates: In preparing these consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in the Company’s consolidated financial statements relate to the allowance for finance receivable losses, valuation of deferred tax assets and net realizable value of repossessed assets.

Cash and cash equivalents, cash flows and cash concentrations: Cash and cash equivalents include cash on hand and interest- and noninterest-bearing deposits. The Company periodically maintains balances in various operating accounts in excess of federally insured deposit limits. The Company has not experienced any losses in such accounts. Cash flows from the purchases of and payments related to finance receivables and borrowings and repayments on short-term notes payable are recorded net.

Restricted cash: The Company collects and services all receivables under the revolving and term securitizations and warehouse facilities. These collections are restricted for use until properly remitted each month under the terms of the servicing agreement.

Note 1. Nature of Organization and Summary of Significant Accounting Policies (Continued)

Finance receivables and income recognition: The Company generally purchases automobile installment contracts for investment at a discount. The discount is consideration for the credit risk associated with the contracts. Finance receivables and contracts held for investment are reported at cost, net of unearned acquisition discounts and allowance for finance receivable losses, as well as deferred acquisition costs. Unearned acquisition discounts are recognized over the contractual life of the finance receivables using the interest method.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

The Company’s policy is generally to charge off finance receivables at the earlier of (1) the end of the month in which the collateral has been repossessed and sold, or (2) the end of the month in which the account is delinquent in excess of 120 days, if not pending sale. If the collateral has been repossessed and sold, the charge-off represents the difference between the net sales proceeds and the net amount of the delinquent contract. If the account is delinquent in excess of 120 days, the charge-off represents the net amount of the delinquent contract. Interest income deemed uncollectible is reversed at the time the finance receivable is charged off.

An account is considered delinquent if a scheduled payment has not been received by the date such payment was contractually due. Finance receivables over 90 days delinquent are considered nonaccrual finance receivables. Income is subsequently recognized only to the extent cash payments are received until, in management’s judgment, the borrower is able to make periodic interest and principal payments in accordance with the finance receivable terms.

The Company considers a finance receivable impaired when it is probable that it will be unable to collect all amounts due (principal and interest) according to the original terms of the contract. As the finance receivable portfolio is homogenous, the Company evaluates finance receivables for impairment collectively.

Late charges and other fees are calculated at predetermined amounts or percentages of overdue finance receivable balances and are recorded on a cash basis.

Deferred acquisition costs: Certain direct receivable acquisition costs are deferred and amortized as an adjustment to the related receivable’s yield. The Company is amortizing these amounts over the contractual life of the receivable using a method that approximates the effective interest rate method.

Allowance for finance receivable losses: The allowance for finance receivable losses is calculated based on incurred loss methodology for the amount of probable incurred finance receivable losses inherent in finance receivables as of the reporting date. The Company’s finance receivable loss allowance is estimated by management based upon a variety of factors, including an assessment of the credit risk inherent in the portfolio and prior loss experience.

The allowance for finance receivable losses is established through a provision for finance receivable losses recorded as necessary to provide for probable incurred finance receivable losses on existing finance receivables. The Company’s methodology to estimate incurred losses uses static pool which stratifies finance receivables and losses based upon the period of origination. The credit risk in each individual static pool is evaluated independently in order to estimate the future losses within each pool. The Company evaluates the adequacy of unearned discounts to absorb estimated finance receivable losses on a regular basis. To the extent the unearned discount is not considered adequate to absorb estimated losses; an increase in the allowance for finance receivable losses is established by a charge to the provision for finance receivable losses. The Company evaluates the adequacy of the allowance by examining current delinquencies, the characteristics of the portfolio, prospective liquidation values of the underlying collateral, and general economic and market conditions. As circumstances change, the Company’s level of provisioning and/or allowance may change as well.

Note 1. Nature of Organization and Summary of Significant Accounting Policies (Continued)

Despite these analyses, the Company recognizes that establishing an allowance is an estimate, which is inherently uncertain and depends on the outcome of future events. The Company’s operating results and financial condition are sensitive to changes in its estimate for finance receivable losses and the estimate’s underlying assumptions. The Company’s operating results and financial condition are immediately impacted as changes in estimates for calculating the allowance for finance receivable losses are recorded in its consolidated statement of operations as an addition or reduction in provision expense. Any such adjustment is recorded in the current period as the assessment is made.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Troubled debt restructured finance receivables: Finance receivables associated with customers in bankruptcy may be considered troubled debt restructured finance receivables. The Company follows its standard charge-off and nonaccrual policies for the accounts of customers in a confirmed bankruptcy under Chapters 7 and 13 of the bankruptcy code. For customers in a Chapter 13 bankruptcy plan, the bankruptcy court reduces the interest rate the Company can charge, as it does for most creditors. Once the customer is in a confirmed Chapter 13 bankruptcy plan, the Company receives payments with respect to the remaining amount of the finance receivable at the reduced interest rate from the bankruptcy trustee. The Company does not believe that accounts in a confirmed Chapter 13 plan have a higher level of risk than non-bankrupt accounts. If a customer fails to comply with the terms of the bankruptcy order, the Company will petition the trustee to have the customer dismissed from bankruptcy. Upon dismissal, the Company restores the account to the original terms and pursues collection through its normal collection activities.

Securitizations and variable interest entities: The Company enters into agreements to securitize, sell and service certain automobile contracts. Securitization transactions typically involve the use of VIEs and are accounted for as secured financings. Economic interests in the securitized and sold assets are generally retained in the form of senior or subordinated interests, cash reserve accounts, residual interests and servicing rights. Prior to securitization, the Company will typically hold finance receivables in separate VIEs.

Securitizations are transactions in which the Company sells a specified pool of automobile contracts to a VIE, which in turn issues asset-backed securities to fund the purchase of the pool of contracts from the Company. The securitization involves identification of specific automobile contracts, sale of those contracts to a VIE, and issuance of asset-backed securities to fund the transactions.

In order to conclude whether or not a VIE is required to be consolidated, careful consideration and judgment must be given to the continuing involvement with the VIE. In circumstances where the Company has both the power to direct the activities of the entity that most significantly impact the entity’s performance and the obligation to absorb losses or the right to receive benefits of the entity that could be significant, the Company would conclude that it was the primary beneficiary, and as a result, it would consolidate the entity. This would preclude the Company from recording an accounting sale on the transaction. In the case of a consolidated VIE, the accounting is consistent with a secured financing (i.e., the Company continues to carry the finance receivables and record the securitized debt on the balance sheet). There is no specific accounting record of economic interests, but rather, they are captured as the difference between the finance receivable and debt accounting. The Company recognizes interest income on the contracts and interest expense on the securities issued in the securitization and records as expense a provision for probable finance receivable losses on the contracts.

In transactions where either one or both of the power or economic criteria mentioned above are not met, the Company must determine whether or not there is a sale for accounting purposes. In order to achieve a sale for accounting purposes, the assets being transferred must be legally isolated, not be constrained by restrictions from further transfer, and be deemed to be beyond the Company’s control. If the Company were to fail any of the three criteria for accounting for a sale, the accounting would be consistent with the preceding paragraph (i.e., a secured borrowing). However, if the criteria is met, the transaction would be recorded as a sale and the VIE would not be consolidated. Presently, the Company has several special purpose entities of which were determined to be VIEs.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Organization and Summary of Significant Accounting Policies (Continued)

The Company retains servicing responsibilities for the automobile contracts included in the securitization. The Company also serves as the collateral manager for the securitization. The Company is the primary beneficiary and has consolidated all of the VIEs.

Servicing costs are charged to expense as incurred but are eliminated with servicing fees in consolidation of the VIEs.

The investors in the securitization trust generally have no recourse to the Company’s other assets outside of customary market representation and warranty repurchase provisions.

Premises and equipment: Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the shorter of the estimated useful lives of the related assets or terms of the leases. Furniture, equipment, computer hardware, software and data processing equipment are generally depreciated over three to five years, unless another useful life most closely relates to the asset benefit period. Leasehold improvements on operating leases are amortized over a period not exceeding the term of the lease. Additions and major replacements are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred. When assets are replaced or otherwise disposed, the cost and accumulated depreciation are removed from the accounts and the gains or losses, if any, are reflected in the consolidated statements of operations. The cost of fully depreciated assets and the related accumulated depreciation are removed from the accounts.

Impairment of long-lived assets: The Company estimates the future undiscounted cash flows to be derived from an asset (the estimated fair value) to assess whether or not a potential impairment exists but only done when events or circumstances indicate the carrying value of a long-lived asset may be impaired. If the carrying value exceeds the Company’s estimate of fair value and the Company determines that carrying value would not be recovered from undiscounted future cash flows, the Company then calculates the impairment as the excess of the carrying value of the asset over the estimate of its fair value. The Company determined that there were no circumstances requiring evaluation for impairment at September 30, 2021.

Leases: The Company leases office space under noncancelable operating lease agreements, which expire at various dates through 2024. These leases are recorded as operating leases because they do not meet the accounting criteria for capital leases. These leases generally contain scheduled rent increases or escalation clauses, renewal options, rent allowances and other rent incentives. The Company recognizes rent expense on the Company’s operating leases, excluding these allowances and incentives, which are considered immaterial, on a straight-line basis over the lease term.

Repossessed assets: Repossessed assets consist of vehicles and are recorded at their net realizable value (which represents estimated fair value less costs to sell). Vehicles are repossessed in the event of nonpayment of indebtedness and sold shortly thereafter. Any difference between the estimated sales price (net of expenses) and the finance receivable (net of unearned finance charges) is treated as a charge-off first against the related finance receivable’s unearned acquisition discount and the remaining balance, if any, is charged against the allowance for finance receivable losses. Repossessed assets are included in other assets in the accompanying consolidated balance sheet.

Debt issuance costs: Debt issuance costs incurred with the issuance of the Company’s debt are deferred and amortized to interest expense over the estimated life of the debt using a method that approximates the effective interest rate method. Debt issuance costs are presented as a direct deduction from the carrying amount of debt liabilities in the accompanying consolidated balance sheet.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Organization and Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or market conditions could significantly affect the estimates. The Company is not required to, nor has it elected to, carry any recurring financial assets or liabilities at fair value. The Company has nonrecurring financial assets, such as repossessed assets, which are required to be carried at fair value less cost to sell.

Fair Value Determination: ASC Topic 820, “Fair Value Measurement,” defines fair value, establishes a framework for measuring fair value including a three-level valuation hierarchy, and requires disclosures about fair value measurements. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. The hierarchy uses three levels of inputs to measure the fair value of assets and liabilities as follows:

•
Level 1 - Valuation is based on quoted prices for identical instruments traded in active markets.

•
Level 2 - Valuation is based on quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable and can be corroborated by market data.

•
Level 3 - Valuation is based on significant unobservable inputs for determining the fair value of assets or liabilities. These significant unobservable inputs reflect assumptions that market participants may use in pricing the assets or liabilities.

Given the nature of some of the Company’s assets and liabilities, clearly determinable market-based valuation inputs are often not available; therefore, these assets and liabilities are valued using internal estimates. As subjectivity exists with respect to the valuation estimates used, the fair values disclosed may not equal prices that can ultimately be realized if the assets are sold or the liabilities are settled with third parties.

Loss contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the consolidated financial statements.

Stock-based compensation: The Black-Scholes model was utilized to estimate the fair value of stock options as equity awards. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Income taxes: The Company is a member of a group that files consolidated federal (and state) tax returns. Accordingly, income taxes payable to (refundable from) the tax authorities is recognized on the financial statements of the Parent Company who is the taxpayer for income tax purposes. The members of the consolidated group allocate payments to any member of the group for the income tax reduction resulting from the member’s inclusion in the consolidated return, or the member makes payments to the Parent Company for its allocated share of the consolidated income tax liability. This allocation approximates the amounts that would be reported if the Company was separately filing its tax returns.

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable to the future period in which the temporary differences are expected to reverse.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

In assessing the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the scheduled reversal of temporary differences, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical income and projections for future income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not that the Company will realize the benefits of almost all of the deductible differences at September 30, 2021.

The Company is subject to the guidance for accounting for uncertainty in tax positions taken or expected to be taken on a tax return. The tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions, if any, are recorded as part of other expenses. Management believes that all tax positions taken to date are highly certain and, accordingly, no provision has been made to the consolidated financial statements. The Company is subject to California and other state income tax in all states in which it operates. In addition to 2020, the federal income tax returns for the years ended December 31, 2017 through 2019 are open to audit by the federal authorities, and the California and other state tax returns for the years ended December 31, 2016 through 2019 are open to audit by state authorities. The Company files consolidated U.S. federal and state income tax returns with its Parent Company.

Concentration of credit risk: Concentration of credit risk with respect to finance receivables is limited due to the large number of customers comprising the Company’s customer base and their dispersion among different industries and geographical areas. However, the Company is exposed to a concentration of credit risk inherent in providing alternative financing programs to borrowers who cannot obtain traditional bank financing.

Recently issued accounting standards: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The core principle for lessee accounting covered in ASU 2016-02 is that a lessee should recognize the assets and liabilities that arise from leases. The main resulting change in this update will require lessees to recognize lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous GAAP. Lessor accounting will remain largely unchanged from previous GAAP. See ASUs 2019-10 and 2020-05 below. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP (Topic 840, Leases).

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. Amendments in this update were effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021 for nonpublic entities (See ASU 2019-10 below).

Note 1. Nature of Organization and Summary of Significant Accounting Policies (Continued)

In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, to address issues raised by stakeholders during the implementation of ASU 2016-13. ASU 2019-11 clarifies the treatment of expected recoveries for amounts previously written off on purchased receivables, among other items.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

In November 2019, the FASB issued ASU 2019-10, Financial Instruments - Credit Losses (Topic 326), and Leases (Topic 842): Effective Dates, which delays the effective dates of ASU 2016-13 and 2016-02 for certain entities. With the delay in the effective dates of ASU 2016-13 and 2016-02 resulting from ASU 2019-10, ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2022, and ASU 2016-02 is effective for the Company for fiscal years beginning after December 15, 2020. In May 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which further delays the effective date of ASU 2016-02 for the Company for fiscal years beginning after December 15, 2021. The Company is currently evaluating the effects of these ASUs on its consolidated financial statements and disclosures.

In November 2021, the FASB issued ASU 2021-09, Leases (Topic 842): Discount Rate for Lessees That Are Not Public Business Entities, which allows the election of the risk-free rate by class of underlying asset, rather than at the entity-wide level. An entity that makes the risk-free rate election is required to disclose which asset classes it has elected to apply a risk-free rate. The lessee is required to use the implicit rate when is readily determinable in the lease, rather than a risk-free rate or an incremental borrowing rate.

Other accounting pronouncements issued but not yet effective are not expected to have a material impact on the Company’s financial condition, liquidity or results of operations.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.
Finance Receivables and Allowance for Finance Receivable Losses

The Company’s typical borrower has a credit history that may fail to meet the lending standards of most banks, credit unions and captive automobile finance companies. Substantially all of the Company’s automobile contracts involve finance receivables made to individuals with limited or impaired credit histories. The Company believes that its borrower credit profile is similar to that of its direct competitors in the subprime automobile finance business. The Company also believes that the underwriting criteria and risk management system, coupled with close senior management supervision, enhances its risk management and collection functions.

In deciding whether to acquire a particular contract, the Company considers various factors, including:

•
The applicant’s length of residence
•
The applicant’s current and prior job status
•
The applicant’s history in making other installment finance receivable payments
•
The applicant’s payment record on previous automobile finance receivables
•
The applicant’s current income and discretionary spending ability
•
The applicant’s credit history
•
The value of the automobile in relation to the purchase price
•
The term of the contract
•
The automobile make and mileage
•
The Company’s prior experience with contracts acquired from the dealer

Borrowers under the contracts typically make down payments, in the form of cash or trade-in, ranging from 6 percent to 30 percent of the sale price of the vehicle financed. The balance of the purchase price of the vehicle plus taxes, title fees and, if applicable, premiums are generally financed over a period of 24 to 66 months.

Finance receivables are summarized as follows at September 30, 2021 (dollars in thousands):

2021
Finance receivables:
Finance receivables	$606,555
Unearned acquisition discounts	(59,414)
Allowance for finance receivable losses	(54,228)
Deferred acquisition costs	6,186
Total finance receivables, net	$499,099

Allowance for finance receivable losses to gross finance receivables,
net of unearned acquisition discounts	9.9%
Unearned acquisition discounts to gross finance receivables	9.8%

Note 2. Finance Receivables and Allowance for Finance Receivable Losses (Continued)

The activity in the unearned acquisition discounts consists of the following as of and for the year-to-date ended September 30, 2021 (dollars in thousands):

2021

Unearned acquisition discounts, January 1, 2021	$49,627
Acquisition of new finance receivables	47,553
Amortization of unearned acquisition discounts	(33,280)
Charge-offs	(4,486)
Unearned acquisition discounts, September 30, 2021	$59,414

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Unearned acquisition discounts include discounts of consolidated VIEs of $45.4 million at September 30, 2021.

The activity in the allowance for finance receivable losses consists of the following as of and for the year-to-date ended September 30 (dollars in thousands):

2021

Allowance for finance receivable losses, January 1, 2021	$45,360
Provision for finance receivable losses	32,591
Net charge-offs	(23,723)
Allowance for finance receivable losses, September 30, 2021	$54,228

Allowance for finance receivable losses includes allowance of consolidated VIEs of $46.0 million at September 30, 2021.

The Company records the direct costs incurred in the repossession process as a component of the charge-off of the related finance receivable. During the nine months ended September 30, 2021, the total amount of such repossession expenses included with charge-offs in the table above totaled $3.1 million.

Nonaccrual finance receivables represent the aggregate amount of finance receivables over 90 days delinquent. Total finance receivables on nonaccrual were $7.4 million at September 30, 2021. Total foregone interest related to nonaccrual finance receivables was $0.5 million for the nine months ended September 30, 2021. It is not practical to compute the amount of interest earned on impaired finance receivables.

Note 2. Finance Receivables and Allowance for Finance Receivable Losses (Continued)

The following is an assessment of the credit quality of the finance receivables as of September 30 (dollars in thousands):

	2021
	Amount	Percent

Finance receivables, gross	$606,555

Delinquencies:
31 to 60 days	$33,583	5.5%
61 to 90 days	12,978	2.1%
More than 90 days	7,080	1.2%
Total delinquencies	$53,641	8.8%

The Company’s finance receivables associated with customers in bankruptcy include $3.7 million at September 30, 2021.

Allowance for finance receivable losses is based on the credit risk and actual performance of individual static pools, which includes impaired finance receivables. As such, there is no specific allowance for impaired finance receivables.

While the ultimate magnitude and duration of the impact from COVID-19 on the Company’s business remains uncertain, it may negatively affect the Company’s business and financial condition. However, the Company did continue to experience strong cash collections and experienced positive trending on net charge-off balances.

The length and scope of the restrictions imposed by various governments, success of efforts to find and implement suitable vaccines, and scope and duration of special government benefits to the unemployed,

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

among other factors, will determine the ultimate severity of the COVID-19 impact on the Company’s business. It is likely that prolonged periods of difficult market conditions could have an adverse impact on the Company’s business, financial condition, results of operations and cash flows. However, the Company is unable to accurately predict the overall impact at this time.

Note 3.
Premises and Equipment

Premises and equipment are as follows at September 30 (dollars in thousands):

2021

Furniture and equipment	$19,978
Leasehold improvements	2,166
22,144
Less accumulated depreciation and amortization	(17,813)
Total premises and equipment, net	$4,331

Depreciation and amortization expense included in occupancy expense in the consolidated statement of operations was $1.2 million for the nine months ended September 30, 2021.

Note 3. Premises and Equipment (Continued)

Additionally, $0.3 million of expenses related to internally developed software were capitalized in the nine months ended September 30, 2021. Construction-in-progress included in furniture and equipment was $50 thousand at September 30, 2021.

Note 4.
Other Assets

Other assets consist of the following at September 30 (dollars in thousands):

2021

Prepaid expenses	$2,152
Other receivable	383
Security deposits	34
Repossessed assets	3,140
Other	310
Total other assets	$6,019

Note 5.
Notes Payable of Consolidated VIEs

The Company’s subsidiary, UACC, has three senior secured warehouse facility agreements (the First Facility, Second Facility and Third Facility) with banking institutions.

The First Facility dated May 30, 2012, as amended, is with a bank that provides for an aggregate borrowing limit of $150 million as of September 30, 2021. As of September 30, 2021, the First Facility bears interest at LIBOR plus a margin of interest of 1.75 percent. Interest is payable monthly. The First Facility is collateralized by eligible finance receivables. Available borrowings are computed based on a percentage of eligible finance receivables. There were $56.5 million of eligible finance receivables pledged to this facility as of September 30, 2021. There was an outstanding balance of $31.4 million at September 30, 2021. There were unamortized debt issuance costs of $0.3 million related to the First Facility at September 30, 2021. There was restricted cash of $2.3 million related to this facility at September 30, 2021. The First Facility matures on October 20, 2023 and is subject to certain financial and other covenants that restrict certain operating activities and require certain reporting activities by the Company.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

The Second Facility dated November 19, 2013, as amended, is with a bank that provides for an aggregate borrowing limit of $100 million as of September 30, 2021. As of September 30, 2021, the Second Facility bears interest at LIBOR plus a margin of interest of 1.60 percent. Interest is payable monthly. The Second Facility is collateralized by eligible finance receivables. Available borrowings are computed based on a percentage of eligible finance receivables. There were $50.4 million of eligible finance receivables pledged to this facility as of September 30, 2021. There was an outstanding balance of $37.7 million at September 30, 2021. There were unamortized debt issuance costs of $0.4 million related to the Second Facility at September 30, 2021. There was restricted cash of $2.1 million related to this facility at September 30, 2021. The Second Facility is also required to have a hedge cash reserve amount that is the greater of $50,000 or the quoted price for an interest rate cap with a cap rate of 5 percent. Currently, the hedge reserve restricted cash account is $50,000. The Second Facility matures on May 19, 2023 and is subject to certain financial and other covenants that restrict certain operating activities and require certain reporting activities by the Company.

The Third Facility dated July 11, 2019, as amended, is with a bank that provides for an aggregate borrowing limit of $100 million as of September 30, 2021. As of September 30, 2021, the Third Facility bears interest at LIBOR plus a margin of interest of 1.75 percent. Interest is payable monthly. The Third Facility is collateralized by eligible finance receivables. Available borrowings are computed based on a percentage of eligible finance receivables. There were $27.8 million of eligible finance receivables pledged to this facility as of September 30, 2021. There was an outstanding balance of $21.8 million at September 30, 2021. There were unamortized debt issuance costs of $0.4 million related to the Third Facility at September 30, 2021. There was restricted cash of $1.3 million related to this facility at September 30, 2021. The Third Facility matures on March 29, 2023 and is subject to certain financial and other covenants that restrict certain operating activities and require certain reporting activities by the Company.

Note 6.
Securitization Debt of Consolidated VIEs

The securitization debt is structured as on-balance-sheet transactions and recorded as secured financings. The debt was issued through wholly owned bankruptcy remote subsidiaries of UACC and is secured by the assets of such subsidiaries, but not by other assets of the Company.

The use of these securitizations is an integral part of the Company’s business plan in order to increase the liquidity and reduce risks associated with interest rate fluctuations. The Company has developed a securitization program that involves selling interests in pools of the automobile contracts to investors through the private issuance of Money Market/AAA/AA/A/BBB/BB/B-rated asset-backed securities to qualified institutional investors. The Company retains the servicing rights for the finance receivables that have been securitized; therefore, the Company is responsible for the administration and collection of the contracts. The securitization agreements also require certain funds to be held in restricted cash accounts to provide additional collateral for the borrowings or to be applied to make payments on the securitization debt. Restricted cash under the various agreements totaled approximately $35.5 million at September 30, 2021. Interest expense on the securitization debt is composed of the stated rate of interest plus amortization of additional costs of borrowing. Additional costs of borrowing include facility fees, insurance premiums, amortization of transaction costs and amortization of discounts required on the notes at the time of issuance. Debt issuance costs related to the securitization debt are amortized using a method that approximates the effective interest rate method. There were $1.8 million unamortized debt issuance costs related to the securitization debt at September 30, 2021. Accordingly, the effective cost of borrowing of the securitization debt is greater than the stated rate of interest.

Upon the issuance of securitization debt, the Company retains the right to receive over time excess cash flows from the underlying pool of securitized automobile contracts. In the Company’s securitizations to date, it has transferred automobile contracts the Company purchased from automobile dealers to a newly formed owner trust for each transaction. The trust then issued the securitization debt. The net proceeds of the Company’s securitizations are first used to pay off certain borrowings under warehouse facilities and the remaining net proceeds are used to fund the Company’s operations.

The wholly owned bankruptcy remote subsidiaries of UACC were formed to facilitate the above asset- backed financing transactions. Bankruptcy remote refers to a legal structure in which it is expected that the

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

applicable entity would not be included in any bankruptcy filing by its parent or affiliates. All of the assets of these subsidiaries have been pledged as collateral for the related debt. All such transactions, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of these subsidiaries are available to pay other creditors of the Company or its affiliates.

Note 6. Securitization Debt of Consolidated VIEs (Continued)

The Company has completed several term securitizations that have been structured as secured financings for financial reporting purposes. The remaining securitized transactions outstanding are noted below. The debt issued is included in securitization debt on the consolidated balance sheet at September 30, 2021 and comprises the following components (dollars in thousands):

Aggregate principal balance of finance receivables securing the securitization debt at September 30,

2021

United Auto Credit 2019-1	$59,174
United Auto Credit 2020-1	118,551
United Auto Credit 2021-1	197,194
$374,919

				Contractual	Outstanding
				Interest Rate at	Principal at
	Initial Date of	Final Scheduled	Initial	September 30,	September 30,
Series	Securitization	Payment Date *	Principal	2021	2021

United Auto Credit 2019-1-D	May 22, 2019	August 12, 2024	$39,840	3.47%	$20,851
United Auto Credit 2019-1-E	May 22, 2019	August 12, 2024	21,920	4.29%	21,920
United Auto Credit 2019-1-F	May 22, 2019	January 12, 2026	14,860	6.05%	14,860
United Auto Credit 2020-1-B	June 30, 2020	November 10, 2022	32,780	1.47%	12,662
United Auto Credit 2020-1-C	June 30, 2020	February 10, 2025	32,780	2.15%	32,780
United Auto Credit 2020-1-D	June 30, 2020	February 10, 2025	31,450	2.88%	31,450
United Auto Credit 2020-1-E	June 30, 2020	February 10, 2025	18,730	5.19%	18,730
United Auto Credit 2020-1-F	June 30, 2020	January 12, 2026	7,360	9.08%	7,360
United Auto Credit 2021-1-A	March 11, 2021	July 10, 2023	122,070	0.34%	59,298
United Auto Credit 2021-1-B	March 11, 2021	March 11, 2024	33,540	0.68%	33,540
United Auto Credit 2021-1-C	March 11, 2021	June 10, 2026	29,640	0.84%	29,640
United Auto Credit 2021-1-D	March 11, 2021	June 10, 2026	29,380	1.14%	29,380
United Auto Credit 2021-1-E	March 11, 2021	June 10, 2026	20,800	2.58%	20,800
United Auto Credit 2021-1-F	March 11, 2021	September 10, 2027	13,910	4.30%	13,910
			$449,060		$347,181
			Unamortized debt issuance costs		1,830
			Outstanding principal, net		$345,351

* The Final Scheduled Payment Date represents final legal maturity of the securitization debt. Securitization debt is expected to become due and to be paid prior to those dates, based on amortization of the finance receivables pledged to the Trusts. Expected payments, which will depend on the performance of such receivables, as to which there can be no assurance, are $55.0 million in Q4 2021, $178.5 million in 2022, $78.4 million in 2023, $28.2 million in 2024 and $7.1 million in 2025 .

Note 7.
Senior Loan

The senior loan agreement dated June 22, 2017, as amended, is with related parties and management that provide for an aggregate borrowing limit of $15 million. The senior loan bears interest at 15% per annum. Interest is paid monthly on the last day of the month. The senior loan was collateralized by pledged shares of the Company and was repaid in February 2021 without premium or penalty.

Note 8.
Junior Subordinated Debentures

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

On July 31, 2003, the Company issued junior subordinated debentures (trust preferred securities) of $10 million through a subsidiary, UPFC Trust I. The trust issuer is a 100 percent owned finance subsidiary and the Company fully and unconditionally guaranteed the securities. Interest on these funds accrues at a rate equal to the three-month LIBOR plus 3.05 percent, variable quarterly. The final maturity of these securities is on October 7, 2033; however, they can be called at par any time at the Company’s discretion.

Note 9.
Dividends

The Company has not declared or paid any cash dividends on its common stock since inception. The payment of any future dividends will be at the discretion of the Company’s Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements and its general financial conditions, general business conditions and contractual restrictions on payment of dividends, if any. The Company’s ability to pay dividends on its common stock is also subject to the restrictions of the California Corporations Code.

Note 10.
Income Taxes

The Company records its tax provision on an interim basis in accordance with ASC 740, Income taxes, which requires the Company to estimate the effective tax rate expected to apply for the entire year. This effective rate is then applied to the Company’s income before tax to arrive at the estimated provision for the interim period. As a result of the manner in which the interim period income tax provision is estimated, there is no change to the December 31, 2020 deferred taxes as the provision is recorded through an adjustment to the income tax liability.

The tax effects of temporary differences that give rise to significant items comprising the Company’s net deferred taxes as of September 30, 2021 include the allowance for finance receivable losses, finance receivables and net operating loss carryforwards.

Income tax expense attributable to pretax income differed from the amounts computed by applying the U.S. federal income tax rate of 21 percent at September 30, 2021 to pretax income from continuing operations as a result of the following for the nine months ended September 30:

2021

Expected statutory rate	21.0%
State taxes, net of federal benefits	5.4%
Permanent differences	0.1%
Tax credits	(4.1%)
Other, net	3.1%
Effective tax rate	25.5%

Note 11.
Commitments and Contingencies

All three office locations, including headquarters, are leased under noncancelable operating leases expiring at various dates through 2024. A majority of the leases provide that the Company pay all property taxes, insurance and maintenance, which are excluded from the future minimum rental payments below.

The total rental expense included in the consolidated statements of operations for the nine months ended September 30, 2021 is $1.0 million. Future minimum rental payments under existing noncancelable leases are set forth as follows (dollars in thousands):

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ending December 31, except as of September 30, 2021	Amount

2021	$245
2022	996
2023	673
2024	188
Total	$2,102

The Company is involved in various claims or legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of such matters will not have a material effect on the Company’s consolidated financial position, cash flows or results of operations.

Note 12.
Stock-Based Compensation

In December 2011, the Company’s parent and 100 percent shareholder (Parent Company), approved a management compensation incentive plan (the 2011 Plan). The 2011 Plan gave the Parent Company’s Board of Directors the authority to grant stock options. The maximum number of shares that may be issued to officers, directors, employees or consultants under the 2011 Plan is 9,670, as adjusted in 2015. In conjunction with the 2014 and 2015 share repurchases and as allowed under the 2011 Plan, the Parent Company adjusted the maximum number of shares available under the 2011 Plan and the number of awards each participant was granted. As such, in 2015 the maximum number of shares under the 2011 Plan decreased from 10,949 to 9,670. The Company determined that there was no incremental cost to be recorded as a result of the modification. The options under the 2011 Plan generally vest over a one- to five-year period and have a maximum contractual term of 10 years subject to market and performance conditions, as defined. As of September 30, 2021, 2,767 unallocated options were available to be granted under the 2011 Plan. However, in the event of a liquidity transaction or change in control, any options not granted or allocated are required to be distributed to existing participants of the 2011 Plan at the direction of the Board of Directors.

On December 29, 2011, the Parent Company granted or allocated employees of the Company options under this plan. The grants were separated in three separate tranches for each employee. Each tranche defines its own service, performance and/or market conditions. Performance conditions for one of the tranches (Tranche 3) are based upon an individual’s annual performance goals as proposed by the chief executive officer and approved by the Parent Company’s Compensation Committee and Board of Directors. Since the performance goals are set annually, awards allocated in this tranche are not considered granted under the provisions of ASC 718, Compensation, until the participant and the Parent Company mutually agree on the terms of the performance goals (performed annually). The Company has allocated awards in this tranche to specific employees. As of September 30, 2021, all such awards have been granted. Market conditions are based upon an internal rate of return achieved by the Investors (as defined in the 2011 Plan) based upon their original investment on the date of the February 2011 merger.

Note 12. Stock-Based Compensation (Continued)

In 2012 the Parent Company elected to use the equity value method of accounting for stock-based compensation. As such, the Company estimated the fair value of the awards using the Black-Scholes Option Valuation Model, which uses the assumptions noted below, and recorded the incremental cost, which represented the compensation expense recorded under the equity method and modified expense. For the awards prior to 2013, the risk-free interest rate assumption in the Black- Scholes model has been adjusted downward for the annual fixed increase in exercise price of 10 percent, where necessary.

There was no stock compensation expense related to the 2011 Plan for the nine months ended September 30, 2021 as all options were fully vested prior to January 1, 2019.

A summary of option activity under the Plan is presented below:

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

	Nine Months Ended
	September 30,2021
		Weighted-
		Average
		Exercise
	Shares	Price *

Balance at beginning of year	6,903	$730
Canceled or expired	-	-
Balance at end of year	6,903	730

* The weighted-average exercise price doesn't account for 10% accretion.

A summary of options by tranche, all of which are vested as of September 30 is presented below:

2021

Subject to service conditions–Tranche 1	2,301
Subject to market and service conditions–Tranche 2	2,390
Subject to performance and service conditions–Tranche 3	2,212
6,903

If a liquidity event or change of control was probable at September 30, 2021, the Company would expect all of the shares under the Plan to become granted and fully vested. The following table displays a summary of options vested by tranche under the 2011 Plan as of September 30 in the event a liquidity event or change of control was probable:

2021

Subject to service conditions–Tranche 1	3,223
Subject to market and service conditions–Tranche 2	4,235
Subject to performance and service conditions–Tranche 3	2,212
9,670

Note 13.
Employee Benefit Plans

The Company maintains a 401(k) profit sharing plan (the 401(k) Plan) for the benefit of all eligible employees. The Company will match, at its discretion, 50 percent of the amount contributed by the employee up to a maximum of 6 percent of the employee’s total compensation. The estimated contribution recorded by the Company for the nine months ended September 30, 2021 was $0.5 million.

The Company has one nonqualified defined benefit salary continuation agreement with the Company’s chairman of the Board of Directors. In connection with the salary continuation plan, the Company has purchased life insurance policies that are written with different carriers. The Company is the designated beneficiary of the policies. The cash surrender value of the policies is $1.3 million at September 30, 2021. The chairman will be entitled to payments totaling $100 thousand per year for 15 years upon retirement. Compensation expense was fully accrued based on the present value of future benefits over the service period of the chairman using a discount rate of 8 percent. Accrued compensation payable related to the plan was approximately $905 thousand at September 30, 2021.

Note 14.
Disclosures About Fair Value

The Company uses fair value accounting to report repossessed assets. Additional fair value disclosures are required and are included in the notes to the consolidated financial statements. For the nine months

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

ended September 30, 2021, the application of valuation techniques applied to similar assets and liabilities has been consistent. The following is a description of the valuation methodologies used for instruments measured and/or disclosed at fair value:

Fair value on a recurring basis: There were no assets or liabilities measured at fair value on a recurring basis as of or during the nine months ended September 30, 2021.

Fair value on a nonrecurring basis: Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The table below present the balance of assets, measured and presented in the consolidated balance sheet at September 30, at fair value on a nonrecurring basis (dollars in thousands):

	2021
	Total	Level 1	Level 2	Level 3

Repossessed assets	$3,383	$-	$3,383	$-

The fair value of repossessed assets was determined based on comparable recent sales and adjusted for various factors, including age of the vehicle and known changes in the market and in the collateral.

In determining the appropriate application of the levels of the valuation hierarchy, the Company performs a detailed analysis of the assets and liabilities. At each reporting period, all assets and liabilities for which the fair value is based on significant unobservable inputs are classified as Level 3.

Note 14. Disclosures About Fair Value (Continued)

Below is a description of the valuation methods for the assets and liabilities recorded at fair value on either a recurring or nonrecurring basis and for estimating fair value of financial instruments not recorded at fair value for disclosure purposes. While management believes the valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the measurement date.

Cash and cash equivalents and restricted cash: Cash and restricted cash are recorded at historical cost. The carrying amount is a reasonable estimate of fair value as these instruments have short-term maturities and interest rates that approximate market, a Level 1 measurement.

Finance receivables: Finance receivables are recorded at their outstanding principal balance, net of purchase discounts, deferred loan origination fees/costs, and allowance for finance receivable losses. The Company determined the fair value estimate of finance receivables using unobservable inputs including discount rates, prepayment speeds, loss severity, and default rates.

Notes payable of consolidated VIE’s, securitization debt of consolidated VIE’s, senior loan from related parties and junior subordinated debentures (Collectively referred to as Corporate Debt): The Company determined the fair values estimate of its Corporate debt using the estimated cash flows discounted at an appropriate market rate, a Level 3 measurement.

Accrued interest receivable and accrued interest payable: The carrying amounts of accrued interest receivable and accrued interest payable approximate fair value due to the short-term nature of these instruments, a Level 1 measurement.

A financial instrument is cash, evidence of an ownership interest in an entity, or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable terms. The methods and assumptions used in estimating the fair values of the Company’s financial instruments are described above.

United PanAm Financial Corp. and Subsidiaries

Notes to Consolidated Financial Statements

The following tables present carrying amounts and estimated fair values of certain financial instruments as of the dates indicated (in thousands):

	September 30, 2021
Asset category	Carrying Value	Level 1	Level 2	Level 3	Estimated Fair Value

Assets:
Cash and cash equivalents	$2,801	$2,801	$-	$-	$2,801
Restricted Cash	41,267	41,267			41,267
Finance receivables, net	499,099			550,812	550,812
Accrued interest receivable	8,392	8,392			8,392

Liabilities:
Notes payable of consolidated VIE's	$89,843	$-	$-	$89,843	$89,843
Securitization debt of consolidated VIE's	345,351			345,351	345,351
Junior subordinated debentures	10,310			10,310	10,310
Accrued interest payable	690	690			690

Note 15.
Subsequent Events

On October 12, 2021, the Company announced that it has entered into a definitive agreement to merge with Vroom, Inc. The transaction is expected to close either late in the fourth quarter of 2021 or early in the first quarter of 2022, subject to receipt of required regulatory approvals and satisfaction of customary closing conditions. The Company has evaluated subsequent events through November 19, 2021, the date on which the consolidated financial statements were available to be issued.